Exhibit 4.4

NUMBER	SHARES

______C

Pangaea Logistics Solutions Ltd.

INCORPORATED UNDER THE LAWS OF BERMUDA

COMMON SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that	CUSIP

is the registered holder of

FULLY PAID COMMON SHARES OF $.0001 PAR VALUE EACH OF

PANGAEA LOGISTICS SOLUTIONS LTD.

subject to the laws of Bermuda and to the Memorandum of Association and Bye-Laws of the Company as now or hereafter amended.
This certificate is not valid until countersigned by the Transfer Agent.

GIVEN UNDER the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

Pangaea Logistics Solutions Ltd.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Bye-Laws of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of preferred shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________________________ Attorney to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).